Exhibit 99.1

RESORTQUEST INTERNATIONAL NAMES DELOITTE & TOUCHE AS NEW
INDEPENDENT ACCOUNTING FIRM

Memphis, TN, May 30, 2002 — ResortQuest International, Inc. (NYSE: RZT), the world’s leading vacation rental property management company, today announced its Board of Directors has approved the engagement of Deloitte & Touche LLP as the company’s new independent public accounting firm, effective May 29, 2002.

The decision to appoint Deloitte & Touche was made after an extensive evaluation process by the Board of Directors, its Audit Committee and management of the company.

Deloitte & Touche replaces Arthur Andersen LLP. The decision to change auditors was not the result of any disagreement between the company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

About ResortQuest International

ResortQuest International, the first brand name and “real-time” online booking service (www.resortquest.com / AOL Keyword: ResortQuest) in vacation condominium and home rentals and sales, provides a one-stop resource in over 50 premier resort destinations in the U.S. and Canada. ResortQuest is the world’s leading vacation rental property management company, based on a portfolio of over 20,000 vacation rental properties with a combined real estate value estimated in excess of $7.0 billion.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of ResortQuest and its consolidated subsidiaries to differ materially from those expressed or implied by such forward looking statements.  In addition to the factors discussed above, other factors that could cause actual results to differ materially include the risks associated with successful integration of additional acquired companies factors affecting internal growth and management of growth, ResortQuest’s acquisition strategy and the availability of financing, the tour and travel industry, seasonality, quarterly fluctuations and general economic conditions, dependence on technology and travel providers, and other factors discussed from time to time in ResortQuest’s Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 31, 2001.

Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this filing will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by ResortQuest or any other person that the objectives and plans of the Company will be achieved.

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For Information Contact:
Mitch Collins and David Selberg	Charles Southworth
ResortQuest International	Sloane & Company
(901) 762-0600	(212) 446-1892